UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 31, 2023

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INTG	NASDAQ CAPITAL MARKET

Item 5.02. Appointment of an Officer

On May 31, 2023, the Company’s Board appointed David Gonzalez as the Company’s Chief Operating Officer.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2022 Annual Meeting of the Shareholders of The InterGroup Corporation (the “Company”) was held on May 31, 2023 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, Steven Grunwald, Yvonne L. Murphy and William J. Nance were elected as directors to serve terms expiring as set forth below.

At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of WithumSmith+Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

The final tabulation of the votes follows:

Proposal (1) – Election of one Class A Directors to serve until the fiscal 2024 Annual Meeting and two Class B Directors to serve until the 2025 Annual Meeting.

Nominee	For	Withheld	Broker Non-Votes

Steven Grunwald	1,787,371	1,089	30,584

Yvonne L. Murphy	1,784,566	3,894	30,584

William J. Nance	1,781,825	6,635	30,584

Proposal (2) – Ratification of the Appointment of WithumSmith+Brown PC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2023:

Votes For	Against	Abstain	Broker Non-Votes

1,817,751	1,283	10	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: June 6, 2023	By:	/s/ Jolie Kahn
Corporate Secretary